Exhibit 10.5


                            Lease/Purchase Agreement


This Agreement is made effective this 15th day of April, 2002, by and between Hamilton Aviation, Inc. (hereinafter "HAM") and Hamilton Aerospace Technologies, Inc. (hereinafter "HAT") and collectively (hereinafter the "Parties".)

HAM is the owner of certain equipment, tools, and inventory and HAT desires to lease some of these assets for use HAT's new aircraft maintenance and modification business.

The parties and Old Mission Assessment Corporation (hereinafter "OMAC") have entered into several other agreements, one of which is a Sale of Assets Agreement dated April 15, 2002, (hereinafter the "APA"). Pursuant to the APA, HAM has agreed to sell some of its assets, including equipment, tools, and inventory. It is the intention of the parties to close this transaction on or before July 15, 2002. However, HAT has immediate need of certain of the assets being sold by HAM as described in the APA.

THEREFORE:

The Parties agree and intend to be bound by the terms and covenants set fourth below:

     1. HAM agrees to Lease/Purchase to HAT only those certain assets regarding equipment, tools, and inventory as more specifically set forth in Exhibit 1 attached hereto (hereafter referred to as the "Leased Assets").

     2. HAM and HAT agree that if for any reason that the APA does not close, then this Lease/Purchase Agreement shall remain in full force and effect for the full term herein and shall govern the actions between the Parties concerning the equipment and supercede the APA in these regards.

     3. HAM and HAT further agree that upon the closing of the APA this Lease/Purchase Agreement shall terminate and become null and void.

     4. The term of this Lease/Purchase shall be three (3) years beginning April 15, 2002, and shall terminate either at the closing of the APA or when the final payment to HAM or its assign shall be made pursuant to the terms herein, or as otherwise agreed by the parties.

     5. The consideration for this Lease/Purchase Agreement shall be made in the way of monthly payments in the amount of eight thousand dollars ($8,000.00) beginning April 15, 2002 , and ending April 15, 2005. These payments shall enable HAT to use this equipment for HAT's business purposes during the term of this Lease/Purchase Agreement.

          These payments shall also serve as full consideration given by HAT to HAM to secure HAT's ownership of the equipment involved in the Lease/Purchase. Upon completion of all payments set forth herein, HAM shall provide HAT with full good and marketable title to all equipment involved in this Lease/Purchase. All payments provided for herein shall be payable to Lessor at its specified address.

     6. The Parties intend for this Lease/Purchase to be a fully amortized purchase of the Leased Assets, unless terminated earlier by the closing of the APA, in which case all payment received by HAM shall be retained by HAM as consideration for the lease of Leased Assets. It is understood and agreed by the Parties that upon completion of all payments set forth herein, HAT shall become the owner of all of the Leased Assets.

     7. The Parties further agree that HAM shall deliver to HAT clear and good title to the Leased Assets at:

          a)   Either the closing of the APA or,

          b) The termination of this Lease/Purchase Agreement as set forth herein at the end of the term and when the final payment has been made or,

          c) If agreed to in writing by the Parties of the Leased Assets good and marketable title may be delivered to HAT for certain individual Leased Assets shown on Exhibit 1 which are mutually specified and agreed to be paid for and transferred as credit for partial payments received by HAM. Said credit shall be of equal value to the sum of the individual assets as shown on Exhibit 1, and said assets to be transferred in consideration of said credit, shall be determined by HAT.

     8. This Lease/Purchase Agreement may be assigned by written agreement of the parties.

     9. The Leased Assets are deemed transferred and delivered to HAT on April 15, 2002.

     10. The Parties shall cause the appropriate UCC and other documents to be filed with the county, state, and FAA , and other governmental and regulatory agencies as necessary to perfect this Lease/Purchase and transfer of title to the Leased Assets.

     11. HAM and its assigns guarantees quiet enjoyment and title to the Leased Assets during the term of this Lease/Purchase Agreement.

     12. HAT agrees to cause comprehensive insurance to cover the Leased Assets to be in force at time of delivery to HAT and such insurance shall remain in force during the term of the Agreements. The insurance shall name HAM as an additional insured as its interests may appear.

     13.  Time is of the essence of this Agreement.

     14. Waiver. Failure of any party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

     15. Assignment. No assignment of this Agreement shall be permissible by any party, without the written consent of all the other parties.

     16. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     17. Venue. This parties to this Agreement agree that any action on this Agreement shall be brought in a court of competent jurisdiction located in New Castle County, Delaware.

     18. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court and/or appellate court.

     19. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     20. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

     21. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

     22. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

     23. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     24. Prior Agreements. This document is the entire, final and complete agreement of the parties and supersedes and replaces all prior or existing written and oral agreements (including any earnest money agreement) between the parties or their representatives relating to the Property.

     25. Modifications Must Be in Writing. This Agreement may not be changed orally. All modifications of this Agreement must be in writing and must have be signed by each party.

     26. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     27. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

     28. Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

     29. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

     30. Facsimile Signatures. Facsimile transmission of any signed original document, and the retransmission of any signed facsimile transmission, shall be the same as delivery of the original signed document. At the request of any party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

     31. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     32. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.


     WHEREFORE the parties do hereby set their hand and seal:


Hamilton Aviation, Inc.                              Hamilton Aerospace
                                                     Technologies, Inc.

-----------------------                              ---------------------------
By:  President                                       By:  President